ABRAXAS
                          ABRAXAS PETROLEUM CORPORATION
           500 N. Loop 1604 East, Suite 100 - San Antonio, Texas 78232
                 P.O. Box 701007 - San Antonio, Texas 78270-1007
               Office: 210/490-4788 - Exec/Acctg Fax: 210-490-8816
                          Land Prod. Fax: 210/490-8837



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                                  NEWS RELEASE
FOR IMMEDIATE RELEASE


                     ABRAXAS PETROLEUM CORPORATION ANNOUNCES
                        COMMENCEMENT OF PRIVATE PLACEMENT

SAN ANTONIO, - November 5, 1996 - Abraxas Petroleum Corporation (NASDAQ: AXAS) announced today that it has priced its private placement of $215,000,000 Senior Notes due 2004 at an annual interest rate of 11.5%. The net proceeds to the Company will be used for the repayment of all amounts outstanding under the Company's credit facility with Bankers Trust Company and ING (U.S.)Capital Corporation and to consummate the previously announced acquisitions of CGGS Canadian Gas Gathering Systems Inc. And of the Portilla and Happy Fields in Texas.

The notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an exemption therefrom.

Closing is anticipated to occur on November 14, 1996.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploration and production company with operations primarily along the Texas Gulf Coast, in the Permian Basin of western Texas, western Canada and southwestern Wyoming.


FOR FURTHER INFORMATION CONTACT:

   Jack M. Roney                                     J. Desmond Towey
   Abraxas Petroleum Corporation                     George Robinson
   Director of Corporate Development                 Towey & Associates
   210/490-4788                                      212/888-7600
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